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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

We, the undersigned directors and officers of PACCAR Financial Corp., a Washington corporation, hereby severally constitute and appoint M. A. Tembreull,
K. R. Gangl, A. J. Wold and P. A. Donohoe, or any of them, singly, our true and lawful attorney-in-fact, with full power to them and each of them to sign for us, and in our names in the capacities as indicated below, a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering debt securities of this corporation, together with any and all amendments (including post-effective amendments) thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact to said registration statement and any and all amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the __ day of February 2000.


     /s/ M. T. Barkley
                                            Controller
----------------------------
     (M. T. Barkley)


     /s/ P. A. Donohoe
                                            Treasurer
----------------------------
     (P. A. Donohoe


     /s/ A. J. Wold
                                            President and Director
----------------------------
     (A. J. Wold)


     /s/ K. R. Gangl
                                            Vice Chairman and Director
----------------------------
     (K. R. Gangl)


     /s/ D. J. Hovind
                                            Director
----------------------------
     (D. J. Hovind)


     /s/ M. A. Tembreull

                                            Vice Chairman and Director
----------------------------
     (M. A. Tembreull)


     /s/ M. C. Pigott
                                            Chairman and Director
----------------------------
     (M. C. Pigott)